Exhibit 99.1

AIM ImmunoTech Announces that Recently Received Director Nominations from Jorgl Activist Group are Invalid

Files Complaint in Federal Court to Compel Activist Group to Reveal True Intentions – Including a Potential Hostile Takeover of the Company – and Prevent Group from Continued Violations of Federal Securities Laws and SEC and Florida Injunctions

Complaint Highlights Certain Activist Group Members’ History of Serious Unlawful Conduct and Breaches of Fiduciary Duty

AIM Board Unanimously Rejected Nomination Notice Due to False Statements and Omissions in Violation of Company’s Bylaws

AIM is Committed to Acting in Best Interests of All Stockholders to Prevent Activist Group from Gaining Control of Company’s Board Without Paying a Premium

Stockholders Do Not Need to Take Any Action at this Time

OCALA, Fla., July 18, 2022 — AIM ImmunoTech Inc. (NYSE: American AIM) (“AIM” or the “Company”), an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders, and viral diseases, today announced that it received a notice on July 8, 2022, from Jonathan Jorgl (the “Jorgl Notice”), an AIM stockholder who first purchased 1,000 AIM shares on June 27, 2022. The Jorgl Notice seeks to nominate a control slate of two individuals for election to the three-member AIM Board of Directors (the “Board”) at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Board has unanimously determined that the Jorgl Notice is invalid due to numerous deficiencies including failure to comply with the Company’s bylaws and accordingly has rejected the Jorgl Notice.

The Company also announced that it has filed a complaint (the “Complaint”) in the U.S. District Court for the Middle District of Florida, Ocala Division, against seven defendants – including Mr. Jorgl, his nominees Robert Chioini and Michael Rice, as well as Franz Tudor, Todd Deutsch, Ted Kellner and Walter Lautz (the “Jorgl Activist Group” or the “Activist Group”). AIM believes these individuals have failed to register as a group pursuant to U.S. securities laws and have committed other unlawful actions in the context of their attempt to effectuate a takeover of the Company’s Board.

Thomas K. Equels, M.S., J.D., Executive Vice Chairman of the Board, CEO & President, said, “We are taking these actions to protect the rights of all our stockholders. As the Board determined, the Jorgl Notice contains numerous deficiencies and false and misleading statements. Further, the Activist Group is composed of certain individuals with highly questionable and alarming backgrounds – including instances of insider trading, and breaches of corporate fiduciary duties. In this particular situation, they have wantonly disregarded U.S. securities laws by failing to disclose required information and not making necessary filings. Allowing them to usurp control of the Board and the Company via a proxy contest, without paying a significant premium, would be a grave disservice to all stockholders.

This type of hostile board takeover would also be highly detrimental to the patients we are striving to bring new life-saving oncology therapies to market to benefit and would jeopardize all the progress AIM’s management team has made over the past five years repurposing our lead drug, Ampligen, into oncology – and building upon the positive interim results in published data from preeminent cancer centers, which we are now seeing from our clinical trials.

 The Activist Group’s actions have left us with no choice but to proactively seek relief from the Court. We look forward to a speedy resolution of this matter so that we can return to fully focusing on advancing our pipeline of therapies to benefit patients and enhance stockholder value.”

In the Complaint, AIM details numerous concerning facts and apparent issues pertaining to the Activist Group, including but not limited to:

●	The members of the Activist Group have failed to make required Securities and Exchange Commission (“SEC”) filings registering as a group under U.S. securities laws.

○	Messrs. Jorgl and Chioini and Rice have not disclosed that they are part of a group of individuals, potentially including Messrs. Tudor, Deutsch, Kellner, and Lautz, who are acting in concert pursuant to arrangements and/or understandings to take control of AIM’s Board for their own purposes and to the detriment of AIM and its other stockholders.

○	Notably, Mr. Lautz previously submitted a proxy proposal to nominate Mr. Chioini for election to the Board, which proposal was flawed and as to which AIM received a “no action” letter from the SEC. Lautz’s attempted and flawed nomination further demonstrates that these individuals are part of a group, as Mr. Jorgl has now also attempted to nominate Mr. Chioini just ten days after Mr. Jorgl became an AIM stockholder for the first time by purchasing less than a thousand dollars’ worth of stock.

●	The members of the Activist Group have failed to make required securities filings triggered by owning more than five percent of the Company’s outstanding shares.

○	Mr. Deutsch has claimed in writing that he owns 4.9 percent of AIM’s outstanding shares. Combined with Mr. Tudor’s claimed ownership, this alone would exceed five percent.

○	Mr. Kellner has further admitted to working with Mr. Deutsch and also owning significant AIM stock. Therefore, this group – consisting of Messrs. Tudor, Deutsch, and Kellner (and, AIM believes, others) – clearly exceeds more than five percent of AIM’s outstanding shares.

○	Moreover, Mr. Tudor claims to represent some of AIM’s largest stockholders, which may include Messrs. Deutsch and Keller and other stockholders.

●	The two nominees for election to the Board in the Jorgl Notice – Mr. Chioini and Mr. Rice – share a longstanding relationship with each other and with Mr. Tudor, as well as a checkered past.

○	Mr. Chioini was fired as CEO of Rockwell Medical, where he also served on the Board, for misconduct. His behavior following his termination was highly inappropriate and unbecoming of a fiduciary of a public company, including issuing an unauthorized filing on the part of the Company.

○	Mr. Rice is the founding partner of LifeSci Advisors, an IR firm for Rockwell Medical when Mr. Chioini was the Chairman and CEO of the company, and in 2016 he was at the center of an industry-wide scandal for sponsoring a post-J.P. Morgan Healthcare Conference party involving paid female “models”.[1]

○	Mr. Tudor worked with Mr. Rice and Mr. Chioini at Rockwell Medical and with Mr. Chioini at SQI Diagnostics.

1 https://www.bloomberg.com/news/articles/2016-01-13/at-biotech-party-gender-diversity-means-cocktail-waitresses?sref=wCygVOlP

●	Mr. Tudor should not be involved in the Activist Group’s efforts because he has been convicted of insider trading and admitted misconduct in a settlement with the SEC resulting in a permanent SEC injunction against him.

○	In the SEC settlement, Mr. Tudor was barred from association with any investment advisor, broker, dealer, municipal securities dealer, or transfer agent.

○	AIM believes that Mr. Tudor has been soliciting proxies for AIM’s Annual Meeting and Mr. Tudor claims in writing to represent some of AIM’s largest stockholders, all arguably in violation of the SEC’s permanent injunction. AIM believes Mr. Tudor, based upon his criminal history and SEC sanctions, should be barred from any such involvement with AIM.

○	Notably, Mr. Tudor previously worked with both Mr. Chioini and Mr. Rice at Rockwell Medical, and also worked for SQI Diagnostics, where Mr. Chioini was previously CEO.

●	Mr. Tudor has been prohibited by a Florida court from meddling in AIM’s business and stockholder relations.

○	Mr. Tudor was indefinitely enjoined by a judge in Marion County, Florida from contacting any of AIM’s business relations after he attempted to be retained by the Company as an international business development consultant, was rejected based upon his criminal history of insider trading, but then went on to give the impression to third parties, such as principal investigators in clinical trials, that he was part of the Company.

○	AIM believes Mr. Tudor has engaged in a systematic campaign to disparage AIM management, knock down AIM’s stock price and disrupt stockholder relations.

***

AIM remains open to engaging constructively with all stockholders and values their input. The Board will present its director candidates for the 2022 Annual Meeting in definitive proxy materials to be filed with the SEC. Stockholders do not need to take any actions at this time.

AIM’s Successful Execution

●	The Company and its management team installed in 2016 has gone from having little cash, inadequate reserves of Ampligen to support major oncology clinical trials, and no such trials underway, to now having financial stability after manufacturing an adequate supply of Ampligen to support clinical trials.

●	AIM has sufficient liquid assets (~$44.5 million2) to advance its priority development pipeline and fund operations through the end of 2023.

2 As of March 31, 2022. See Form 10-Q filed on May 13, 2022: https://www.sec.gov/ix?doc=/Archives/edgar/data/946644/000149315222013341/form10-q.htm

●	Further, AIM has also initiated and is helping to fund several ongoing oncology clinical trials and early access programs in large potential markets with lethal unmet medical needs such as advanced pancreatic cancer and advanced recurrent ovarian cancer.

●	The Company continues to de-risk its pipeline with positive clinical data. Its clinical trials have been yielding consistent, statistically significant interim results with encouraging safety profiles, which also have been published in peer reviewed journals.

●	Additionally, in April of 2022, the Independent Investigators from preeminent oncology research centers presented extremely positive data in four different cancer indications at the prestigious American Association for Cancer Research Annual Meeting.

●	AIM has achieved multiple potentially game-changing clinical and regulatory milestones this year to date and expects this pattern to continue throughout 2022.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immune-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders, and viral diseases, including COVID-19. The Company’s lead product, Ampligen® (rintatolimod) is an immuno-modulator with broad spectrum activity being developed for globally important cancers, viral diseases and disorders of the immune system.

Ampligen is currently being used as a monotherapy to treat pancreatic cancer patients in an Early Access Program (EAP) approved by the Inspectorate of Healthcare in the Netherlands at Erasmus Medical Center and AIM plans to initiate a Phase 2 clinical study in 2022. The Company also has multiple ongoing clinical trials to evaluate Ampligen as a combinational therapy for the treatment of a variety of solid tumor types both underway and planned at major cancer research centers. Additionally, Ampligen is approved in Argentina for the treatment of Myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS) and is currently being evaluated in many aspects of SARS-CoV-2/COVID-19 treatments and COVID-19 Long Hauler treatment.

For more information, please visit aimimmuno.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties. AIM is in various stages of seeking to determine whether Ampligen® will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders. Its current and anticipated activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of these conditions. Results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen® will be efficacious in humans. No assurance can be given as to whether current or future studies will be successful, yield favorable data or not require additional funding, and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. No assurance can be given that future studies will not result in findings that are different from those reported in studies the Company has referenced. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. In addition, many countries, including Argentina, are dealing with COVID-19 outbreaks and have made that their primary focus. AIM believes that this may be delaying our commercialization of Ampligen® in Argentina until COVID-19 is more under control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this press release.

Important Information

AIM intends to file with the SEC a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2022 Annual Meeting of Stockholders. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to AIM ImmunoTech Inc., 2117 SW Highway 484, Ocala FL 34473, Attention: Secretary.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in Form 10-K for the year ended December 31, 2021, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Contacts

JTC Team, LLC

Jenene Thomas

833-475-8247

AIM@jtcir.com

OR

Longacre Square Partners

Dan Zacchei / Joe Germani

dzacchei@longacresquare.com / jgermani@longacresquare.com